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                                                                    Exhibit 99.1

Company contact:

FLIR Systems, Inc.
Scott Hibbs
(503) 372-6127
www.flir.com
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                  FLIR Systems Announces Workforce Reduction


     PORTLAND, Ore. -- August 30, 2000 -- FLIR Systems, Inc. (Nasdaq: FLIR) today announced a workforce reduction resulting from a comprehensive and continuing review of the business that is aimed at significantly reducing costs to ensure profitable growth going forward. The workforce reduction of approximately 50 people in Portland leaves about 725 employees worldwide and is expected to yield annualized employment and production cost savings of approximately $4 million beginning in the fourth quarter of 2000. The Company expects to record a pre-tax charge of approximately $0.4 million in the third quarter of 2000 associated with implementing the workforce reduction.

     "While our revenues continue to grow and the markets for our products remain strong, our operational cost structure is unacceptably high," said John Hart, acting President and Chief Executive Officer of FLIR Systems, Inc. "Workforce reductions are difficult but necessary steps towards returning FLIR to profitable growth," Hart said.

     The workforce reduction announced today, and the anticipated cost savings of approximately $4 million annually, are in addition to the initial cost reduction initiatives implemented in June. The cost reduction initiatives implemented in June are expected to yield annualized cost savings of approximately $10 million beginning in the third quarter of 2000. Those initiatives included a workforce reduction of approximately 40 people.

     On August 14, 2000 the Company announced the appointment of Earl Lewis as Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Lewis, who has been a member of the FLIR Board of Directors since June 1999 and will become Chairman of the Board of Directors on September 1, 2000 and President and Chief Executive Officer on November 1, 2000, is actively involved in the comprehensive review of the business and cost reduction initiatives.


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FLIR Systems Announces Workforce Reduction
August 30, 2000
Page Two



Forward-Looking Statements

This release contains statements, including statements regarding charges and expected cost savings attributable to cost reduction initiatives and the future profitability of the Company, that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 which are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements, the amount and availability of government procurement funds, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports.
In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and broadcast camera systems for a wide variety of commercial and government applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the company's web site at www.FLIR.com
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